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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported):           July 24, 1998
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                            NOBLE INTERNATIONAL, LTD.
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             (Exact name of registrant as specified in its charter)



         Michigan                      001-13581                  38-3139487
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan      48304
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            (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:    (248) 433-3093
                                                   -----------------------------


                                       N/A
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          (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        On July 24, 1998, Noble International, Ltd. (the "Company") consummated the acquisition, through its wholly-owned subsidiary Noble Canada Holdings, Ltd., a Nova Scotia corporation ("NCH"), and NCH's wholly-owned subsidiary Noble Canada, Inc., an Ontario corporation ("Noble Canada"), of all of the outstanding capital stock of Tiercon Holdings, Inc., an Ontario corporation ("Tiercon"), including Tiercon's wholly-owned subsidiary Triam Automotive Canada, Inc., an Ontario corporation ("Triam"). The aggregate consideration paid for the acquisitions of Tiercon and Triam (collectively, the "Tiercon/Triam Acquisition") consisted of approximately $32 million in cash and 80,000 shares of Noble Canada's Class T Non-Voting Exchangeable Preferred Shares, which are exchangeable for 80,000 shares of the Company's common stock, no par value ("Common Stock"). The cash portion of the Tiercon/Triam purchase price was funded from the Company's line of credit with Comerica Bank (which was subsequently reduced using proceeds from the Company's private offering of debentures as described under Item 9 below).

        Triam is a Tier II supplier of injection molded plastic components to the automotive industry. Triam's primary products are painted exterior body trim components, such as rocker panels and body side moldings. For each of 1996 and 1997, Triam was named "Supplier of the Year" for exterior moldings by General Motors Corporation ("GM"), placing Triam among the top 300 of GM's global suppliers. Triam currently operates two leased facilities with an aggregate of approximately 197,000 square feet in Stoney Creek, Ontario, Canada and has approximately 255 employees. Triam operates approximately 24 high pressure injection molding machines ranging in capacity from 80 tons to 3,300 tons.

ITEM 5.  OTHER EVENTS.

        Effective August 1, 1998, in connection with planned operational changes, Christopher L. Morin resigned as a member of the Company's Board of Directors and as Chief Operating Officer in order to assume a new position as Chief Executive Officer of Noble Metal Technologies, Inc., the Company's wholly-owned subsidiary. The vacancy left by Mr. Morin's resignation was filled by the appointment of Lloyd P. Jones, III, the Company's President.






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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        (a)    Financial statements of businesses acquired.

               The financial statements required by Rule 3-05 of Regulation S-X in connection with the Tiercon/Triam Acquisition will be provided by an amendment to this report filed within 60 days of the date hereof.

        (b) Pro forma financial information.

               The pro forma financial information required by Rule 11-01 of Regulation S-X with regard to the Tiercon/Triam Acquisition will be provided by an amendment to this report filed within 60 days of the date hereof.

        (c)    Exhibits.

               2.1 Share Purchase Agreement between Triam Automotive, Inc. and Tiercon Holdings, Inc. dated July 2, 1998.

               2.2 Agreement Amending the Share Purchase Agreement between Magna International, Inc. and Tiercon Holdings, Inc. dated July 24, 1998.

               2.3 Stock Purchase Agreement among Noble International, Ltd., Noble Canada, Inc., Tiercon Holdings, Inc., and Wrayter Investments, Inc. dated July 24, 1998.

               2.4 Share Exchange Agreement among Noble International, Ltd., Noble Canada Holdings, Limited, Noble Canada, Inc., and Wrayter Investments, Inc. dated July 24, 1998.

               2.5 Registration Rights Agreement among Noble International, Ltd. and Wrayter Investments, Inc. dated July 24, 1998.

               4.1 Indenture between Noble International, Ltd. and American Stock Transfer & Trust Company dated as of July 23, 1998.

               4.2 Registration Rights Agreement executed and delivered by Noble International, Ltd. in favor of the Holders of Debentures and Registrable Securities dated July 23, 1998.


ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

        The Company has offered, and will continue to offer for sale (the "Offering") until August 31, 1998, subject to extension to September 15, 1998, to persons who are not "United States persons" as that term is defined in Rule 902 of Regulation S promulgated under the Securities Act of 1933, as amended (the "Act"), up to an aggregate of $40 million principal amount of 6% Convertible Subordinated Debentures due 2005 (the "Debentures"). Initial closings of the Offering


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were held on July 31 and August 10, 1998 resulting in gross proceeds to the
Company of $15.5 million and $5.25 million, respectively. The Debentures are listed on Luxembourg Stock Exchange. BlueStone Capital Partners, L.P. and Robert Fleming & Co. Limited, as placement agents, have and will receive fees equal to 6% of the gross proceeds of the Offering.

        The Debentures have and will be issued under an Indenture dated as of July 23, 1998 (the "Indenture"), between the Company and American Stock Transfer & Trust Company, as trustee (the "Trustee"). The Debentures are unsecured, subordinated obligations of the Company limited (except for the PIK Debentures, as defined below) to $40 million aggregate principal amount, and will mature on July 31, 2005 (the "Maturity Date"). The Debentures bear interest at the rate of 6% per annum, payable semi-annually in arrears on January 31 and July 31 of each year (each an "Interest Payment Date"), commencing January 31, 1999, subject to increases in such interest rate based upon failure of the Company to comply with certain covenants contained in the Registration Rights Agreement (as defined below) until such covenants have been complied with, and at the rate of 10% per annum on any overdue principal and (to the extent permitted by applicable law) on any overdue interest, until paid in full. Interest on the Debentures accrues from July 31, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest is computed on the basis of a 360-day year of twelve 30-day months. During the PIK Payment Period (the 36-month period expiring on July 31, 2001), the Company will issue to the appropriate holders of the Debentures on each Interest Payment Date, by giving notice to the Trustee to authenticate for original issue, PIK ("payment in kind") Debentures, in lieu of cash interest, in integral multiples of $1,000 and in an aggregate principal amount equal to the amount of cash interest that would otherwise be paid to such holders on such Interest Payment Date. Each PIK Debenture will be identical to, and immediately fungible with, the Debentures originally issued in sales pursuant to the Offering. Each issuance of PIK Debentures will be made pro rata with respect to the outstanding Debentures, subject to the payments of cash in lieu of fractional PIK Debentures in the event that any such payment of interest in PIK Debentures would result in the issuance of a PIK Debenture which is less than $1,000 or an integral multiple of $1,000. If the Company shall default in issuing any PIK Debentures on an Interest Payment Date, the amount of interest evidenced thereby shall thereafter be payable in cash. The Debentures have and will be sold in denominations of $100,000 and integral multiples of $10,000 at a price equal to 100% of the principal amount thereof plus accrued interest thereon, if any, from July 31, 1998, but are immediately transferrable (in book entry form only except in limited circumstances) in principal denominations of $1,000 or integral multiples thereof.

        The Debentures are subordinated in right of payment to the prior payment in full of all existing and future Senior Indebtedness (as hereinafter defined) of the Company. The term "Senior Indebtedness" includes all present and future obligations incurred by the Company and/or any of its subsidiaries under any loan or credit agreement with a bank or other institutional lender, under any guarantee of such obligations, to finance the acquisition of capital assets, for indebtedness to sellers in connection with the acquisition of businesses and under capitalized leases.

        The Debentures are convertible into shares of Common Stock at $14.3125 per share (the "Conversion Price"), subject to adjustment upon the occurrence of certain events, at any time commencing November 30, 1998 and prior to the close of business on the Maturity Date, unless previously redeemed or repurchased. Pursuant to a separate agreement (the "Registration Rights


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Agreement"), the Company has agreed, for the benefit of the holders of the
Debentures, that it will, at its cost, file a shelf registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to resales of the shares of Common Stock issued or issuable upon conversion of the Debentures by November 30, 1998. The Registration Rights Agreement also provides that the Company will use its best efforts to have such Shelf Registration Statement declared effective by the Commission as soon as possible, and in no event later than January 31, 1999. Further, the Company is required to use its best efforts to maintain such Shelf Registration Statement continuously effective under the Act for a period of two years from the final closing date of the Offering or a shorter period, which will terminate when all of the shares of Common Stock issued upon conversion of the Debentures have been sold pursuant to the Shelf Registration Statement or Rule 144 under the Act, provided that the Company may suspend the use of the Shelf Registration Statement for a period not to exceed 45 days in any 12 month period for valid business reasons, including acquisitions and divestitures of assets, filings with the Commission, pending corporate developments and similar reasons.

        On January 31, 2004 and on each January 31 and July 31 thereafter, up to and including the Maturity Date (each a "Principal Payment Date"), the Company will cause to be redeemed for cash (at 100%) of the principal amount thereof, together with accrued interest to the payment date), 25% of the aggregate principal amount of the Debentures outstanding on each such date, except that the last such payment (due on the Maturity Date) will be equal to the total aggregate principal amount of the Debentures outstanding on, and interest accrued as of, the Maturity Date. Each such redemption of Debentures will be made pro rata with respect to the outstanding Debentures. In addition, the Debentures are redeemable, at the option of the Company, at any time on or after January 31, 2000, at an initial Redemption Price equal to 110.0% of the principal amount thereof, reducing to a Redemption Price equal to 100.5% of the principal amount thereof at any time after July 31, 2004, in each case, plus accrued and unpaid interest to the Redemption Date. The Debentures may also be redeemed, in whole but not in part, at the option of the Company, at a cash Redemption Price equal to 100% of their principal amount plus accrued and unpaid interest top the date of redemption upon the occurrence of certain changes in United States federal income tax laws.

        Upon a change in control of the Company, each holder of Debentures has the right during the 45-day period following notice thereof from the Company to require the Company to repurchase all or a portion of such holder's Debentures at a cash purchase price equal to 100% of the principal amount of such Debentures, plus accrued and unpaid interest to the date of repurchase.


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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NOBLE INTERNATIONAL, LTD.,
                                           A Michigan Corporation
                                           (Registrant)



Date:  August 10, 1998                     By: /s/ MICHAEL C. AZAR
                                               ---------------------------------
                                                  Michael C. Azar,
                                                  Secretary and General Counsel


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                                 EXHIBIT INDEX

Exhibit
Number         Description
------         -----------

   2.1         Share Purchase Agreement between Triam Automotive, Inc. and
               Tiercon Holdings, Inc. dated July 2, 1998.

   2.2         Agreement Amending the Share Purchase Agreement between Magna
               International, Inc. and Tiercon Holdings, Inc. dated July 24,
               1998.

   2.3         Stock Purchase Agreement among Noble International, Ltd., Noble
               Canada, Inc., Tiercon Holdings, Inc., and Wrayter Investments,
               Inc. dated July 24, 1998.

   2.4         Share Exchange Agreement among Noble International, Ltd., Noble
               Canada Holdings, Limited, Noble Canada, Inc., and Wrayter
               Investments, Inc. dated July 24, 1998.

   2.5         Registration Rights Agreement among Noble International, Ltd. and
               Wrayter Investments, Inc. dated July 24, 1998.

   4.1         Indenture between Noble International, Ltd. and American Stock
               Transfer & Trust Company dated as of July 23, 1998.

   4.2         Registration Rights Agreement executed and delivered by Noble
               International, Ltd. in favor of the Holders of Debentures and Registrable Securities dated July 23, 1998.